UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2004

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 18, 2004 reporting revised earnings guidance for the second quarter and for the full year 2004.

ITEM 9. REGULATION FD DISCLOSURE

On June 18, 2004 U.S. Home Systems, Inc. (the “Company”) announced via press release that the Company has revised its second quarter earnings guidance downward from an original estimate of between $0.08 and $0.11 per diluted share to between $0.05 and $0.08 per diluted share and has revised its full year earnings guidance for 2004 downward from an original estimate of between $0.45 to $0.51 per diluted share to between $0.42 and $0.48 per diluted share. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on June 18, 2004 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 18, 2004 reporting revised earnings guidance for the second quarter and for the full year 2004.